Exhibit 24
SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the Registration Statements on Form S-8 with respect to the QUALCOMM Incorporated 1991 Stock Option Plan, the 1998 Non-Employee Directors’ Stock Option Plan and the 2001 Non-Employee Directors’ Stock Option Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	April 22, 2010

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 22, 2010

/s/ Barbara T. Alexander Barbara T. Alexander	Director	April 22, 2010

/s/ Stephen M. Bennett Stephen M. Bennett	Director	April 22, 2010

Donald G. Cruickshank	Director

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	April 22, 2010

/s/ Thomas W. Horton Thomas W. Horton	Director	April 22, 2010

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Director	April 22, 2010

Robert E. Kahn	Director

/s/ Sherry Lansing Sherry Lansing	Director	April 22, 2010

/s/ Duane A. Nelles Duane A. Nelles	Director	April 22, 2010

Signature	Title	Date

/s/ Brent Scowcroft Brent Scowcroft	Director	April 22, 2010

/s/ Marc I. Stern Marc I. Stern	Director	April 22, 2010